SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------



                                F O R M  8 - K / A


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                                     of the
                         Securities Exchange Act of 1934


                          Date of Report: March 1, 2000
                        (Date of earliest event reported)



                      HOLIDAY RV SUPERSTORES, INCORPORATED
             (Exact name of Registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of Incorporation)




                0-16448                                    59-1834763
         (Commission File No.)                      (I.R.S. Employer I.D. No.)


                          Sand Lake West Executive Park
                             7851 Greenbriar Parkway
                             Orlando, Florida 32819


                           Telephone # (407) 363-9211
                              Fax # (407) 363-2065

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         Holiday RV Superstores, Inc. (the "Company") filed with the commission a Current Report on Form 8-K on March 13, 2000 to report its purchase of 100% of the outstanding common stock of Little Valley Auto & RV Sales, Inc. ("Little Valley"). In Item 7 of the Report, the Company indicated that it would file audited historical financial statements of the business acquired and pro forma financial information at a later date. Set forth below is Item 7 of such Report amended to include the audited financial statements of the business acquired and pro forma financial information

         (a) Financial Statements of Business Acquired

                    Little Valley Auto & RV Sales, Inc.

             (1)    Independent Certified Public Accountants Report.

             (2)    Balance Sheet as of December 31, 1999.

             (3) Statement of Operations for the twelve months ended December 31, 1999.

             (4)    Statement of Shareholders' Equity.

             (5) Statement of Cash Flows for the twelve months ended December 31, 1999.

             (6)    Notes to Financial Statements.


         (b) Pro Forma Financial Information

             (1)    Pro Forma Unaudited Combined Balance Sheet.

             (2)    Notes to Pro Forma Combined Balance Sheet.

             (3)    Pro Forma Unaudited Combined Statement of Income.

             (4)    Notes to Pro Forma Combined Statement of Income.


         (c) Exhibits Index

             10.23 Stock Purchase Agreement by and among Holiday RV Superstores, Inc. and Little Valley Auto and RV Sales, Inc. and Ernest Davis, Jr. and Lori A. Davis, dated March 1, 2000.

DESCRIPTION OF TRANSACTION

Holiday RV Superstores, Inc. acquired 100% of the issued and outstanding stock of Little Valley Auto & RV Sales, Inc., on March 1, 2000. The total purchased price paid to the Little Valley RV shareholders was $3.4 million, consisting of $1.7 million cash and $1.7 million in a note convertible into Holiday RV common stock. In addition, Little Valley RV shareholders withdrew $321,000 of assets from Little Valley RV prior to closing.

LITTLE VALLEY AUTO &
RV SALES, INC.
FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999

LITTLE VALLEY AUTO & RV SALES, INC.
CONTENTS
--------------------------------------------------------------------------------



                                                                            Page

Report of Independent Certified Public Accountants                             1

Financial Statements:

    Balance Sheet                                                              2

    Statement of Operations                                                    3

    Statement of Shareholder's Equity                                          4

    Statement of Cash Flows                                                    5

    Notes to Financial Statements                                              6

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Shareholder
Little Valley Auto & RV Sales, Inc.


In our opinion, the accompanying balance sheet and the related statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Little Valley Auto & RV Sales, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



April 6, 2000

LITTLE VALLEY AUTO & RV SALES, INC.
BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------
                                     ASSETS

Current Assets:
  Cash and cash equivalents                                  $    10,898
  Accounts receivable, net of allowances of $72,165              348,257
  Inventories                                                  4,662,733
  Prepaid expenses and other                                      22,548
                                                             -----------
     Total current assets                                      5,044,436

Property and Equipment, net                                      417,997

Other Assets:
  Certificate of deposit                                          12,643
  Restricted cash and cash equivalents                            53,351
  Restricted securities                                          582,752
                                                             -----------
     Total assets                                            $ 6,111,179
                                                             ===========

                      LIABILITIES AND SHAREHOLDER'S EQUITY

Current Liabilities:
  Floor plan notes payable                                   $ 3,072,908
  Long-term debt, current portion                                 82,568
  Accounts payable                                               122,594
  Accrued expenses                                                60,401
  Reserve for chargebacks and recourse financings                360,221
  Cash overdraft                                                 288,692
  Customer deposits                                               17,903
                                                             -----------
     Total current liabilities                                 4,005,287

Long-Term Debt, net of current portion                           128,394
                                                             -----------
     Total liabilities                                         4,133,681
                                                             -----------

Commitments and Contingencies (Note 9)

Shareholder's Equity:
  Common stock - $5 par value, 1,000 shares authorized,
   1,000 shares issued and outstanding                             5,000
  Retained earnings                                            2,130,990
  Accumulated other comprehensive income (loss)                   (3,492)
  Less cost of treasury stock, 500 shares                       (155,000)
                                                             -----------
     Total shareholder's equity                                1,977,498
                                                             -----------
     Total liabilities and shareholder's equity              $ 6,111,179
                                                             ===========

   The accompanying notes are an integral part of these financial statements.

LITTLE VALLEY AUTO & RV SALES, INC.
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------
Revenue:
  Vehicles and boats                           $ 12,055,104
  Parts and service                                 520,502
  Other                                             296,584
                                               ------------
                                                 12,872,190
                                               ------------

Cost of Sales:
  Vehicles and boats                             10,183,701
  Parts and service                                 283,150
                                               ------------
                                                 10,466,851
                                               ------------

Gross Profit                                      2,405,339

Selling, General and Administrative Expenses      1,238,286
                                               ------------

                                                  1,167,053
                                               ------------

Other Income (Expenses):
  Interest expense                                 (273,158)
  Interest income                                    71,169
  Other, net                                       (152,830)
                                               ------------
                                                   (354,819)
                                               ------------
Net Income                                     $    812,234
                                               ============

   The accompanying notes are an integral part of these financial statements.

LITTLE VALLEY AUTO & RV SALES, INC.
STATEMENT OF SHAREHOLDER'S EQUITY
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                           ACCUMULATED
                                                                              OTHER
                                                  COMMON      RETAINED    COMPREHENSIVE     TREASURY
                                                  STOCK       EARNINGS    INCOME (LOSS)       STOCK         TOTAL
Balance at January 1, 19999                   $     5,000   $ 1,712,206    $    34,011    $  (155,000)   $ 1,596,217
                                              -----------   -----------    -----------    -----------    -----------

  Comprehensive income:
    Net income                                        -         812,234            -              -          812,234
    Change in unrealized gain on securities
      available for sale                              -             -          (37,503)           -          (37,503)
                                                                                                         -----------
          Total comprehensive income                                                                         774,731

   Distributions to shareholder                       -        (393,450)           -              -         (393,450)
                                              -----------   -----------    -----------    -----------    -----------
 Balance at December 31, 1999                 $     5,000   $ 2,130,990    $    (3,492)   $  (155,000)   $ 1,977,498
                                              ===========   ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

LITTLE VALLEY AUTO & RV SALES, INC.
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

Cash Flows from Operating Activities:
    Net income                                                $   812,234
    Adjustments to reconcile net income to net cash used in
      operating activities:
        Depreciation                                               50,101
        Gain on sale of property and equipment                     (1,583)
        Gain on sale of restricted securities                     (30,089)
        Bad debt expense                                           83,275
        Changes in operating assets and liabilities:
          Accounts receivable                                    (209,070)
          Inventories                                          (1,193,875)
          Prepaid expenses and other                              (11,610)
          Floor plan notes payable                                541,093
          Accounts payable and accrued expenses                   (93,513)
          Customer deposits                                         3,463
                                                              -----------
             Net cash used in operating activities                (49,574)
                                                              -----------

Cash Flows from Investing Activities:
    Purchases of certificate of deposit                           (12,643)
    Proceeds from sale of restricted securities                    84,420
    Purchases of equipment                                       (267,758)
    Proceeds from sale of equipment                                57,037
                                                              -----------
             Net cash used in investing activities               (138,944)
                                                              -----------

Cash Flows from Financing Activities:
    Net decrease in restricted cash                               205,454
    Proceeds from long-term borrowings                            169,753
    Payments on long-term borrowings                              (88,796)
    Distributions to shareholders                                (393,450)
    Cash overdraft                                                288,692
                                                              -----------
             Net cash provided by financing activities            181,653
                                                              -----------

Net Decrease in Cash and Cash Equivalents                          (6,865)

Cash and Cash Equivalents at Beginning of Year                     17,763
                                                              -----------

Cash and Cash Equivalents at End of Year                      $    10,898
                                                              ===========


Supplemental Information:
    During 1999, the Company transferred $15,820 from Property and Equipment to Inventory.



   The accompanying notes are an integral part of these financial statements.

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


1.       ORGANIZATION AND BUSINESS:

        Little Valley Auto & RV Sales, Inc. (the "Company") was incorporated in 1984 and operates a dealership in West Virginia. In addition to new and used RV sales and boat sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

        CASH AND CASH EQUIVALENTS
        For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

        SECURITIES AVAILABLE FOR SALE
        Under the provisions of SFAS No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, the Company has classified its restricted securities as "available-for-sale" and any associated unrealized gains or losses are recorded as a separate component of shareholder's equity until realized. The cost of securities sold is based on the specific identification method.

        INVENTORIES
        Inventories of new and used vehicles and boats are stated at the lower of cost or market. Cost is determined using the specific-identification method. New vehicle and boat costs include the invoice price, delivery, and the cost of any special features added to the vehicles and boats. Used vehicle and boat costs include the purchase price plus reconditioning and make-ready costs. Parts are stated at the lower of cost or market, cost being determined on the first-in, first-out basis.

        PROPERTY AND EQUIPMENT
        The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

        Estimated useful lives of the assets are primarily as follows:

                      Buildings and improvements                    7-35 years
                      Furniture and fixtures                        7-10 years
                      Machinery, vehicles and equipment             5-10 years
                      Rental units                                     5 years

        REVENUE RECOGNITION
        Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance, and warranty revenues are recognized at the time the contracts are sold.

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

  2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED:

        REVENUE RECOGNITION - CONTINUED
        Other revenue consists primarily of finance fees, insurance commissions, extended warranty contract and rental fees income.

        Insurance income represents commissions earned on credit life, accident and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenue earned on extended warranty contracts sold on behalf of a third party.

        INCOME TAXES
        The Company is an S corporation and, as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholder for tax purposes.

        ADVERTISING
        The Company expenses the cost of advertising as incurred. Advertising expenses totaled $40,600 for 1999.

        FAIR VALUE OF FINANCIAL INSTRUMENTS
        The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

        USE OF ESTIMATES
        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.       SECURITIES:

        Cost and value of marketable debt and equity securities at December 31, 1999 are as follows:

                                                           NET              NET
                                                        Unrealized       Unrealized           Fair
                                          Cost             Gains           Losses             Value

21,284 units in trust for
    government cash reserves               $ 21,284        $       -        $       -          $ 21,284
U.S. Treasury Note, 5.75%;
    due June 30, 2001                       564,960                -            3,492           561,468
                                     ---------------  ---------------  ---------------   ---------------

                                          $ 586,244        $       -        $   3,492         $ 582,752
                                     ===============  ===============  ===============   ===============

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

  3.    SECURITIES - CONTINUED:

        Included in other income is $30,089 of gains related to the sale of available for sale securities. This gain was computed based on the specific identification method for determining the cost of securities sold.



4.       INVENTORIES:

        Inventories consist of the following at December 31, 1999:

        New vehicles                                     $ 2,168,133
        Used vehicles                                      2,188,147
        Parts and accessories                                306,453
                                                     ----------------

                                                         $ 4,662,733
                                                     ================



5.       PROPERTY AND EQUIPMENT:

        Property and equipment consist of the following at December 31, 1999:

        Buildings and improvements                             $ 238,231
        Furniture and fixtures                                    27,483
        Machinery, vehicles and equipment                        261,361
        Rental units                                              79,085
                                                          ---------------
                                                                 606,160
        Less accumulated depreciation                           (188,163)
                                                          ---------------

                                                               $ 417,997
                                                          ===============


6.       FLOOR PLAN NOTES PAYABLE:

        Floor plan notes payable consist of the following at December 31, 1999:

         Floor plan notes payable, collateralized by new and
             used vehicle inventories and contracts in transit       $3,072,908
                                                                    ============


        Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are variable and range from 8.5% to 13.5%. The average interest rate on floor plan notes was 9% for the year ended December 31, 1999. The notes are due upon the sale of the related inventory. The Company currently has $2,677,092 available for financing of inventory under its floor plan arrangement.

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

  6.    FLOOR PLAN NOTES PAYABLE - CONTINUED:

        Interest paid for both the floor plan notes and long-term debt (see Note
        7) was $273,158 for the year ended December 31, 1999.

        Certain floor plan agreements contain restrictive covenants which, among other things, require the Company to maintain a tangible net worth of not less than $1.5 million and a debt to tangible net worth ratio of more than four to one (4:1).



7.       LONG-TERM DEBT:

        Long-term debt consists of the following at December 31, 1999:

Promissory note to a former shareholder, payable in
    monthly installments of $2,981, including interest at
    10%, maturing June 2000                                                   $ 17,376

Termnotes with various banks, payable in installments, including interest ranging from 8.0% to 8.75% at
    December 31, 1999, maturing at varying dates                                35,354

Termnote with a financial institution, payable in monthly installments of
    $1,494, including interest at 7.25%, maturing June 2004; note is collateralized
    by rental units                                                             68,669

Termnote with a financial institution, payable in monthly installments of
    $1,927, including interest at 8%, maturing June 2004; note is collateralized
    by land                                                                     89,563
                                                                        ---------------

                                                                             $ 210,962
                                                                        ===============


        Future maturities of long-term debt as of December 31, 1999 are as follows:

         Year Ending December 31,
                 2000                                            $ 82,568
                 2001                                              32,174
                 2002                                              34,818
                 2003                                              37,607
                 2004                                              23,795
                                                           ---------------

                                                                $ 210,962
                                                           ===============

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

8.      COMPREHENSIVE INCOME:

        The components of other comprehensive income were a follows:

         Unrealized holding losses arising during the period         $ (67,592)
                                                                   ------------
                   Unrealized net loss                                 (67,592)
         Reclassification adjustment for net gain:
             Realized net gain                                          30,089
                                                                   ------------

                   Total other comprehensive income                  $ (37,503)
                                                                   ============



9.      COMMITMENTS AND CONTINGENCIES:

        LITIGATION
        The Company is from time to time involved in litigation incidental to the conduct of its business. The Company believes that no such currently pending litigation to which it is a party will have a material adverse effect on its financial condition or results of operations.

        CUSTOMER INSTALLMENT CONTRACTS
        The Company is contingently liable on certain customer installment contracts to local financing institutions with full recourse. The Company recognizes the revenue on the sale as described in Note 2 and records an accrual to match estimated losses, the balance of which was $276,909 at December 31, 1999. The financing institutions require the Company to maintain restricted cash and securities which are released to the Company as the customers make monthly payments. The balance of the restricted cash and securities accounts at December 31, 1999 was $636,103. In the event of default, the Company pays the financing institution the amount in default and repossesses and sells the collateralized vehicle. Customer installment contracts with full recourse to the Company at December 31, 1999 totaled approximately $4,015,000.

        GOVERNMENTAL REGULATION
        The Company is subject to federal, state, and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

  9.    COMMITMENTS AND CONTINGENCIES - CONTINUED:

        THIRD-PARTY FINANCING
        The Company uses third-party banks and/or finance companies to assist its customers in obtaining financing for vehicle purchases. The Company refers customers to one or more of these third-party financing sources and earns a financing fee if the third-party lender consummates a loan contract with the customer. These contractors represent third-party financing, and the Company provides no underwriting or credit approval services for the lender. The Company's financing fees are in fact a commission and are typically based upon the difference between the interest rate the customer pays under the contract with the lender and an interest rate designated by the lender. At no time does the Company service or guarantee the collection of these loans or receivables. The Company could be charged back commission by the lender if the loan is paid off or foreclosed in a specified period of time. The Company records this commission income based upon the amount earned less allowances for chargebacks. In determining the allowances for chargebacks, the Company takes into consideration total customer loans outstanding and estimates the exposure for potential chargebacks associated with early payoffs of these loans. Finance chargebacks were approximately $95,900 for the year ended December 31, 1999 and the chargeback allowance as of December 31, 1999 was approximately $83,000.



10.     RELATED-PARTY TRANSACTIONS:

        The Company leases certain facilities from the shareholder for the location of the dealership under a month-to-month arrangement. Rent expense paid to the shareholder for the year ended December 31, 1999 amounted to $114,000.



11.     RETIREMENT PLAN:

        The Company maintains a discretionary contribution retirement plan. Employees are eligible to participate in the plan if they have earned more than $5,000 in the previous year and expect to earn more than $5,000 in the current year. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by management, matching contributions of eligible employees up to 3% of their salaries, or fixed contributions up to 2% of their salaries. The Company made discretionary contributions of $8,571 during 1999.

LITTLE VALLEY AUTO & RV SALES, INC.
NOTES TO FINANCIAL STATEMENTS - CONTINUED
YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------

12.     SUBSEQUENT EVENTS:

        LEASE OF WYTHE LOCATION
        The Company entered into an agreement to lease real property in Wythe County, Virginia for a second location. This lease was entered into in January 2000, with lease payments commencing February 1, 2000. The lease extends through January 31, 2005 with the option to renew the lease for an additional five-year period. Rental payments are $3,500 per month until January 1, 2001 and then $5,000 per month through the remainder of the lease.

        SALE OF COMPANY
        On February 29, 2000, the Company and its shareholder entered into a definitive agreement with Holiday RV Superstores, Incorporated ("Holiday") in which Holiday purchased 100% of the outstanding common stock of the Company.

        The total purchase price paid to the Company's shareholder was $3.4 million, consisting of $1.7 million in cash and $1.7 million in notes convertible into Holiday common stock. In addition, the Company's shareholder withdrew $321,000 of assets from Little Valley RV prior to closing.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

Holiday RV's historical fiscal year ends on October 31, while Little Valley RV's historical fiscal year ends on December 31. For purposes of combining Little Valley RV's historical financial data with Holiday RV's historical financial data in the pro forma combined balance sheet and pro forma combined statement of income in this document, the audited financial data of Holiday RV for the twelve month period ending October 31, 1999 has been combined with Little Valley RV's audited financial data for the twelve month period ending December 31, 1999.

We have included this unaudited pro forma combined data only for the purpose of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the merger of Holiday RV and Little Valley RV had been completed at the dates indicated. Moreover, this data does not necessarily indicated what the future operating results or financial position of the combined company will be. You should read this unaudited pro forma combined summary financial data in conjunction with the historical financial statements of Holiday RV and Little Valley RV and related notes thereto, included elsewhere in this document and also incorporated by reference.

                          HOLIDAY RV SUPERSTORES, INC.
                        PRO-FORMA COMBINED BALANCE SHEET
                                 (in thousands)
                                    UNAUDITED

                                                  HOLIDAY RV   LITTLE VALLEY RV      PRO FORMA ACQUISITION
                                                   10/31/99        12/31/99         ADJUSTMENTS (SEE NOTES)          COMBINED
                                                 -----------   ----------------  -----------------------------     -----------
CURRENT:
  Cash and cash equivalents                      $     9,119    $        11    $    (1,771)(a)   $     1,600(a)    $     8,959
  Accounts receivable:
    Trade and contracts in transit                     2,235            348                                              2,583
    Other                                                393          ---                                                  393
  Inventories                                         28,756          4,663                                             33,419
  Deferred taxes & other                                 339             22                                                361
                                                 -----------    -----------                                        -----------
      TOTAL CURRENT ASSETS                            40,842          5,044                                             45,715

PROPERTY AND EQUIPMENT
     less accumulated depreciation                     4,599            418                            (409)(d)          4,608


GOODWILL                                                --             --            1,847(b)                            1,847

NONCURRENT DEFERRED TAXES AND OTHER                      294            649                                                943

                                                 -----------    -----------                                        -----------
      TOTAL  ASSETS                              $    45,735    $     6,111                                        $    53,113
                                                 ===========    ===========                                        ===========


CURRENT LIABILITIES:

  Floor plan contracts                           $    23,673    $     3,073    $                 $                 $    26,746
  Accounts payable                                       411            123                                                534
  Customer deposits                                      111             18                                                129
  Accrued expenses, and other
    current liabilities                                1,691            709                                              2,400
  Current portion of capital lease obligations            69           --                                                   69
  Current portion of long-term debt                     --               83                              (35)(d)            48
  Notes payable                                         --             --            1,600(a)                            1,600
                                                 -----------    -----------                                        -----------
      TOTAL CURRENT LIABILITIES                       25,955          4,005                                             31,525

  Long-Term debt, net of current portion                --              129                              (53)(d)            76

  Other noncurrent liabilities                           157           --                                                  157
                                                 -----------    -----------                                        -----------
      TOTAL LIABILITIES                               26,112          4,134                                             31,758
                                                 -----------    -----------                                        -----------

CONVERTIBLE NOTES                                       --             --            1,732(c)                            1,732

STOCKHOLDERS' EQUITY:
  Common stock $.01 par - shares
    authorized 10,000,000; issued
    7,485,000                                             75              5             (5)(e)                              75
  Additional paid-in capital                           5,184           --                                                5,184
  Retained earnings                                   14,906          2,130         (1,809)(e)          (321)(d)        14,906
  Other                                                 --               (3)             3 (e)                             --
  Treasury stock, at cost                               (542)          (155)           155 (e)                            (542)
                                                 -----------    -----------                                        -----------
      TOTAL STOCKHOLDERS' EQUITY                      19,623          1,977                                             19,623
                                                 -----------    -----------                                        -----------

TOTAL LIABILITIES AND STOCKHOLDERS'  EQUITY      $    45,735    $     6,111                                        $    53,113
                                                 ===========    ===========                                        ===========

NOTES TO PRO FORMA BALANCE SHEET.


The pro forma balance sheet has been prepared to reflect the acquisition of Little Valley Auto & RV Sales, Inc. by Holiday RV Superstores, Inc. for an aggregate price of $3.4 million. Pro forma adjustments are made to reflect:

(a) Payment of $1.66 million cash to the sellers, $1.60 million proceeds from acquisition loan, and $115,000 of estimated acquisition expenses. The acquisition loan has an interest rate of 15.0% per annum, and incentive warrants to be issued to the lender. Principal and interest are payable 90 days from funding date of the loan.

(b) Excess of acquisition cost over the fair value of net assets acquired (goodwill).

(c) Issuance of a $1.732 million convertible note payable to the Seller as part of the acquisition. The note has a three-year term, and was issued at an interest rate of 7.5% per annum. Payment of interest only are due quarterly with the full principal balance due on or before three years from issuance.

(d) Seller's removal of selected assets and associated notes payable from Little Valley RV prior to purchase by Holiday RV.

(e)  Elimination of the common shareholders' equity accounts of Little Valley
     RV.

                          HOLIDAY RV SUPERSTORES, INC.
                     PRO-FORMA COMBINED STATEMENT OF INCOME
                      (in thousands, except per share data)
                                    UNAUDITED

                                                       HOLIDAY RV        LITTLE VALLEY RV           PRO FORMA
                                                       HISTORICAL            HISTORICAL            ACQUISITION
                                                    12 MONTHS ENDED       12 MONTHS ENDED          ADJUSTMENTS
                                                        10/31/99             12/31/99              (SEE NOTES)        COMBINED
                                                    ---------------      ----------------          -----------      -----------
SALES AND SERVICE REVENUE:
   Vehicle and marine                                     $72,241                $12,055     $                         $84,296
   Service, parts and accessories                           6,234                    521                                 6,755
   Other, net                                               2,921                    296                                 3,217
                                                       -----------           -----------                            -----------
Total sales and service revenue                            81,396                 12,872                                94,268

COST OF SALES AND SERVICE:
   Vehicle and marine                                      63,884                 10,184                                74,068
   Service, parts and accessories                           3,486                    283                                 3,769
                                                       -----------           -----------                            -----------
Total cost of sales and service                            67,370                 10,467                                77,837

Gross Profit                                               14,026                  2,405                                16,431

Selling, General and Administrative Expenses               10,291                  1,238           (15)   (a)           11,514
                                                       -----------           -----------                            -----------
Income from Operations                                      3,735                  1,167                                 4,917

Amortization of Goodwill                                        0                      0           (92)   (b)              (92)

Interest Income                                               555                     71                                   626

Other Income (Expense)                                          0                   (153)                                 (153)

Interest Expense                                           (1,134)                  (273)         (366)   (c)           (1,773)

Gain on sale of assets                                        319                      0                                   319
                                                       -----------           -----------                            -----------
Income Before Income Taxes                                  3,475                    812                                 3,844

Income Taxes                                                1,321                      0           155    (d)            1,476
                                                       -----------           -----------                            -----------
Net Income                                                 $2,154                   $812                                $2,368
                                                       ===========           ===========                            ===========

Earnings Per Share:
Basic                                                       $0.30                                                        $0.33
                                                       ===========                                                  ==========
Diluted                                                     $0.30                                                        $0.32
                                                       ===========                                                  ==========

Basic Shares                                                7,184                                                        7,184

Diluted Shares                                              7,304                                                        7,304

NOTES TO PRO FORMA INCOME STATEMENT.

The above pro forma income statement gives effect to the following pro forma adjustments necessary to reflect the acquisition:

(a) Reduction in depreciation expense resulting from the removal of $271,000 of fixed assets by the Seller.

(b)  Amortization of goodwill on a straight-line basis over 20 years.

(c) Increase in interest expense on $1.66 million convertible note issued to the Seller, and interest expense on the $1.60 million acquisition loan.

(d) Increase in income taxes related to Little Valley RV's income previously not subject to income tax as a sub-chapter S corporation, as well as the tax impact of adjustments (a), (b) and (c) above.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




Date:  May 15, 2000                              By:  /S/ Gary Rodney
                                                 ------------------------------
                                                 Name:  Gary Rodney
                                                 Title: Vice President
                                                        Chief Financial Officer